NOVOCURE LIMITED
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2024 OMNIBUS INCENTIVE PLAN
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ARTICLE I
PURPOSE
The purpose of this NovoCure Limited 2024 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer Eligible Employees, Consultants and Non‑Employee Directors incentive awards in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders. The Plan, as set forth herein, is effective as of the Effective Date (as defined in Article XIV).
ARTICLE II
DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
2.1    “Acquisition Event” has the meaning set forth in Section 4.2(d).
2.2    “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of shares, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of shares, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided, however, that if the Ordinary Shares subject to any Award does not constitute “service recipient stock” for purposes of Section 409A of the Code, the Company intends that such award shall be designed to comply with or be exempt from Section 409A of the Code.
2.3    “Appreciation Award” means any Award under this Plan of any Share Option or Other Share-Based Award, provided that such Other Share-Based Award is based on the appreciation in value of an Ordinary Share in excess of an amount equal to at least the Fair Market Value of the Ordinary Share on the date such Other Share-Based Award is granted.
2.4    “Award” means any award under this Plan of any Share Option, Restricted Shares, Other Share-Based Awards and/or Performance-Based Cash Awards.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cause” means, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following, as determined by the Committee in its sole discretion: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)) and if “cause” is not defined in the applicable Award agreement, termination due to (i) the Participant’s being convicted of, or plea of guilty or nolo contendere (or similar plea) to, any crime (x) for which the penalty could include incarceration for a period longer than 364 days (e.g., a felony) under applicable national or local law or (y) involving moral turpitude; (ii) perpetration by the Participant of any other illegal, dishonest or fraudulent act that did or could cause economic injury to the Company or any of its Affiliates or any act of moral turpitude by the Participant; (iii) the Participant’s insubordination, refusal to perform, deliberate failure to adequately perform or grossly unsatisfactory performance of their duties or responsibilities for any reason other than illness or incapacity, provided that the Participant is given notice and an opportunity to effectuate a cure; or (v) the Participant’s willful misconduct with regard to the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import) or if “cause” is defined in the applicable Award agreement, “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means a Termination of Directorship pursuant to Articles 25.1.3, 25.1.6 or 25.1.7 of the Company’s Articles of Association in effect as of the Effective Date or substantively similar provisions of the Company’s Articles of Association as amended thereafter.
2.7    “Change in Control” has the meaning set forth in Section 10.2.
2.8    “Change in Control Price” has the meaning set forth in Section 10.1.
2.9    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.
2.10    “Committee” means: (a) with respect to the application of this Plan to Eligible Employees and Consultants, the Compensation Committee of the Board, or such other committee or subcommittee of the Board appointed from time to time by the Board, which Compensation Committee, committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “nonemployee director” as defined in Rule 16b-3; and (ii) an “independent director” as defined under NASDAQ Listing Rules, the NYSE Listed Company Manual or such other applicable stock exchange rule, as applicable and as amended and/or restated from time to time; and (b) with respect to the application of this Plan to Non-Employee Directors, the Board. To the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.11    “Company” means NovoCure Limited, a public limited company incorporated under the laws of Jersey, Channel Islands, and its successors by operation of law.
2.12    “Consultant” means any natural person who is not an Eligible Employee and who provides bona fide consulting or advisory services to the Company or its Affiliates, provided that such services are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.
2.13    “Detrimental Activity” means: (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company’s or its Affiliate’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) activity while employed or performing services that results, or if known could result, or if known prior to the Participant’s Termination could have resulted in the Participant’s Termination being classified by the Company as for Cause; or (c) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any written employment agreement or noncompetition or non-solicitation agreement). For purposes of subsection (a) above, the Chief Executive Officer of the Company (or their designee as evidenced in writing) shall have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall each have authority to provide the Participant with such authorization, provided that in the case of the Chief Executive Officer, the Board shall have the authority to provide the Chief Executive Officer with written authorization to engage in the activities contemplated thereby and no other person shall each have authority to provide the Chief Executive Officer with such authorization. Notwithstanding the foregoing or any other provision in the Plan, any Award agreement or otherwise, nothing herein shall prohibit a Participant from reporting possible violations of federal or state law or regulation to any governmental agency or entity or self-regulatory organization including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation (it being understood that the Participant does not need the Company’s prior authorization to make any such reports or disclosures and the Participant is not required to notify the Company that the Participant has made such reports or disclosures).
2.14    “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee, in its sole discretion, of the Disability. Notwithstanding the foregoing, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code. Notwithstanding the foregoing, for an Award under the Plan that provides for vesting and/or payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the

Participant’s “separation from service” within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.
2.15    “Effective Date” means the effective date of the Plan as defined in Article XIV.
2.16    “Eligible Employees” means each employee of the Company or an Affiliate.
2.17     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of or regulation under the Exchange Act shall also be a reference to any successor provision.
2.18    “Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the closing price of the Ordinary Shares on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Ordinary Shares shall not have been reported or quoted on such date, on the first day prior thereto on which the Ordinary Shares were reported or quoted. If the Ordinary Shares are not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Ordinary Shares as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted. For the purposes of the exercise of any Award the applicable date shall be the date a notice of exercise is received by the Committee (or its designee) or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, the Company may in its discretion use the closing price of the Ordinary Share on the day preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding.
2.19    “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.
2.20    “Incentive Share Option” means any Share Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.21    “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.
2.22    “Non-Qualified Share Option” means any Share Option awarded under this Plan that is not an Incentive Share Option.
2.23    “Ordinary Shares” means the ordinary shares of the Company, no par value.
2,24    “Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

2.25    “Other Share-Based Award” means an Award under Article VIII of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Ordinary Shares, including, without limitation, an Award valued by reference to an Affiliate.
2.26    “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
2.27    “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.
2.28    “Performance-Based Cash Award” means a cash Award under Article IX of this Plan that is payable or otherwise based on the attainment of certain pre-established performance criteria during a Performance Period.
2.29    “Performance Goals” has the meaning set forth in Exhibit A.
2.30    “Performance Period” means such period (as specified by the Committee) over which the attainment of any performance criteria (including, the Performance Goals) is to be measured.
2.31    “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.
2.32    “Plan” means this NovoCure Limited 2024 Omnibus Incentive Plan, as amended from time to time in accordance with its terms.
2.33    “Prior Plan” means the NovoCure Limited 2015 Omnibus Incentive Plan.
2.34    “Restricted Shares” means an Award of Ordinary Shares under this Plan that is subject to restrictions under Article VII.
2.35    “Restriction Period” has the meaning set forth in Subsection 7.3(a) with respect to Restricted Shares.
2.36    “Rule 16b-3” means Rule 16b‑3 under Section 16(b) of the Exchange Act.
2.37    “Section 4.2 Event” has the meaning set forth in Section 4.2(b).
2.38    “Section 409A Covered Award” has the meaning set forth in Section 13.14.
2.39    “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.
2.40    “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of or regulation under the Securities Act shall also be a reference to any successor provision.
2.41    “Share Option” or “Option” means any option to purchase Ordinary Shares granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.
2.42    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.43    “Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Appreciation Award.
2.44    “Ten Percent Shareholder” means a person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, its Subsidiaries or its Parent.
2.45    “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. Notwithstanding the foregoing, with respect to any Award that constitutes a Section 409A Covered Award, the payment of which is triggered by a Participant’s Termination, “Termination” shall mean a “separation from service” as defined under Section 409A of the Code.
2.46    “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of their consultancy, unless otherwise determined by the Committee in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement.
2.47    “Termination of Directorship” means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of their directorship, their ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
2.48    “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of their employment, unless otherwise determined by the Committee in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement.

2.49    “Transfer” means: (a) when used as a noun, any direct or indirect transfer, offer, sale, assignment, pledge, lease, donation, grant, gift, bequest, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, offer, sell, assign, pledge, lease, donate, grant, gift, bequest, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.
ARTICLE III
ADMINISTRATION
3.1    The Committee. The Plan shall be administered and interpreted by the Committee.
3.2    Grants of Awards. The Committee shall have full authority and discretion, as provided in Section 3.4, to grant and administer, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Share Options; (ii) Restricted Shares; (iii) Other Share-Based Awards; and (vi) Performance-Based Cash Awards. In particular, the Committee shall have the authority to:
(a)select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;
(b)determine, in its sole discretion, whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;
(c)determine, in its sole discretion, the number of Ordinary Shares to be covered by each Award granted hereunder;
(d)determine, in its sole discretion, the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction, forfeiture or limitation, any vesting schedule or acceleration or waiver thereof, regarding any Award and the Ordinary Shares relating thereto, based on such factors, if any, as the Committee shall determine in its sole discretion);
(e)determine, in its sole discretion, whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;
(f)determine, in its sole discretion, whether, to what extent and under what circumstances Ordinary Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or may be deferred at the election of the Participant in any case, in a manner intended to comply with or be exempt from Section 409A of the Code;

(g)determine, in its sole discretion, whether a Share Option is an Incentive Share Option or Non‑Qualified Share Option;
(h)determine, in its sole discretion, whether to require a Participant, as a condition of the granting of any Award, to refrain from selling or otherwise disposing of shares acquired pursuant to an Award for a period of time as determined by the Committee in its sole discretion, following the date of the acquisition of such Award;
(i)set the performance criteria and the Performance Period with respect to any Award for which the grant, vesting or payment of such Award is conditioned upon the attainment of specified performance criteria and to certify the attainment of any such performance criteria;
(j)adopt, alter and repeal sub-plans or programs under the Plan as it shall deem necessary or advisable;
(k)amend, after the date of grant, the terms that apply to an Award, provided that such amendment does not substantially impair the Participant’s rights under the Award and, if so, substantially impairs the Participant’s rights, such amendment shall be subject to the Participant’s consent;
(l)generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of this Plan;
(m)construe and interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and
(n)correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto.
3.3    Guidelines. Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws and may impose any limitations and restrictions that it deems necessary to comply with the applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3, and this Plan shall be construed and interpreted in a manner so as to comply therewith.

3.4    Decisions Final. Any decision, interpretation or other action made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the sole and absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.
3.5    Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the Articles of Association of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone or video conference or by written/electronic consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the Articles of Association of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
3.6    Designation of Consultants/Liability.
(a)The Committee may, to the extent permitted by applicable law and applicable exchange rules, designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan. To the extent permitted by applicable law and applicable exchange rules, the Committee may(i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to individuals who are not subject to Section 16 of the Exchange Act (A) designate Eligible Employees and Consultants to be recipients of Awards and (B) determine the number of shares subject to such Awards to be received by such Eligible Employees and Consultants; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Ordinary Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.
(b)The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no employee of the Company or any Affiliate or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.
3.7    Indemnification. To the maximum extent permitted by applicable law and the Memorandum of Association and Articles of Association of the Company, and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such employee’s, officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Memorandum of Association or Articles of Association of the Company or any Affiliate, any contractual indemnification obligations or otherwise. Notwithstanding anything else herein, this indemnification will not create or imply any right for indemnification by the Company against the loss of any erroneously awarded compensation pursuant to any clawback policy maintained by the Company or an Affiliate.

ARTICLE IV
SHARE LIMITATION
4.1    Shares.
(a)General Limitations. The maximum aggregate number of Ordinary Shares that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan, other than Substitute Awards, shall (subject to adjustment pursuant to Sections 4.1 and 4.2) be equal to 9,000,000 shares, less one share for every one share granted under the Prior Plan after April 2, 2024 and prior to the Effective Date, any of which may be granted as Incentive Share Options. After the Effective Date, no awards may be granted under the Prior Plan, but such Prior Plan shall remain outstanding with respect to awards granted under the Prior Plan prior to the Effective Date. The number of Ordinary Shares that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of Ordinary Shares which become subject to outstanding Awards, other than Substitute Awards. Shares issued under this Plan may be either authorized and unissued Ordinary Shares or Ordinary Shares held in or acquired for the treasury of the Company, or both.

(b)If, other than with respect to Substitute Awards, (i) any Ordinary Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Ordinary Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Ordinary Shares subject to such Award, such Ordinary Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Ordinary Shares available for grant under the Plan or (ii) after April 2, 2024 any Ordinary Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Ordinary Shares, or an award under any Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Ordinary Shares subject to such award, then in each such case the Ordinary Shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Ordinary Shares available for grant under the Plan on a one-for-one basis.
(c)In the event that (i) any Award granted hereunder (other than a Substitute Award) is exercised through the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, or (ii) withholding tax liabilities arising from such Award (other than a Substitute Award) are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis. In the event that after April 2, 2024 (i) any award the Prior Plan is exercised through the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, or (ii) withholding tax liabilities arising from such awards are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis.
(d)Individual Participant Limitations for Nonemployee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $750,0000, or $1,500,0000 for the first year providing such services; provided, however, that the limitation described in this Section shall be determined without regard to amounts paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director), and any severance and other payments such as consulting fees paid to a non-employee director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
4.2    Changes.
(a)The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference shares ahead of or affecting the Ordinary Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Acquisition Event or (vii) any other corporate act or proceeding.
(b)Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure or business of the Company by reason of any share split, reverse share split, share dividend, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, issuance of rights or warrants to purchase any Ordinary Shares or securities convertible into Ordinary Shares, any sale or transfer of all or part of the Company’s assets or business, or any other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (each, a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or subject to other outstanding Awards granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted by the Committee as the Committee determines, in its sole discretion, to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. In connection with any Section 4.2 Event, the Committee may provide for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefore. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee may adjust any

Award and make such other adjustments to the Plan as described in subsections (i) through (iv) above. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and shall be executed in such manner as the Committee may deem appropriate to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event. Notwithstanding the foregoing, (i) any adjustments made pursuant to Section 4.2 to Awards that are considered “non-qualified deferred compensation” within the meaning of Section 409A of the Code shall be made in a manner intended to comply with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 4.2 to Awards that are not considered “non-qualified deferred compensation” subject to Section 409A of the Code shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.
(c)Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.
(d)In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Ordinary Shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may terminate all outstanding and unexercised Share Options, or any Other Share-Based Award that is an Appreciation Award, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of their Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void and the applicable provisions of Section 4.2(b) and Article X shall apply. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Appreciation Award for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefore. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article X shall apply.
4.3    Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Ordinary Shares are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V
ELIGIBILITY
5.1    General Eligibility. All Eligible Employees, Consultants, Non-Employee Directors and, subject to Section 5.3 below, prospective employees and prospective consultants of the Company and its Affiliates, are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Ordinary Shares may be granted under this Plan to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate if such Ordinary Shares do not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director unless such Award is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.
5.2    Incentive Share Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Share Options under this Plan. Eligibility for the grant of an Incentive Share Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.
5.3    General Requirement. The grant, vesting and exercise of Awards granted to a prospective employee or prospective consultant of the Company and its Affiliates are conditioned upon such Person actually becoming an Eligible Employee or Consultant. Awards may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that no Award may be granted to an Eligible Employee or Consultant or Non-Employee Director unless the Company determines, in its sole discretion, that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions (and, in the case of an Award to be made to a new Eligible Employee or Consultant who has not performed prior services for the Company, the Company may require payment for the Ordinary Shares by cash or check to the extent required or deemed advisable by the Committee, in its sole discretion, in order to ensure proper issuance of the shares in compliance with applicable law).

ARTICLE VI
SHARE OPTIONS
6.1    Options. Share Options may be granted alone or in addition to other Awards granted under this Plan. Each Share Option granted under this Plan shall be of one of two types: (a) an Incentive Share Option or (b) a Non-Qualified Share Option.
6.2    Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Share Options, Non-Qualified Share Options, or both types of Share Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Share Options. To the extent that any Share Option does not qualify as an Incentive Share Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Share Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Share Option.
6.3    Incentive Share Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Share Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.
6.4    Terms of Options. Share Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
(a)Exercise Price. The exercise price per Ordinary Share subject to a Share Option shall be determined by the Committee in its sole discretion at the time of grant, provided that the per share exercise price of a Share Option shall not be less than 100% (or, in the case of an Incentive Share Option granted to a Ten Percent Shareholder, 110%) of the Fair Market Value of the Ordinary Shares at the time of grant.
(b)Share Option Term. The term of each Share Option shall be fixed by the Committee, provided that no Share Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Share Option granted to a Ten Percent Shareholder shall not exceed five years.
(c)Exercisability. Share Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion, at grant. If the Committee provides that any Share Option is exercisable subject to certain limitations (including, without limitation, that such Share Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Share Option may be exercised), based on such factors, if any, as the Committee shall determine in its sole discretion.

Unless otherwise determined by the Committee, in its sole discretion, at grant, the Share Option agreement shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any exercise of the Share Option, all Share Options (whether vested or unvested) held by the Participant shall thereupon terminate and expire, (B) as a condition of the exercise of a Share Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (C) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the date the Share Option is exercised, the Company shall be entitled to recover from the Participant, at any time within one year after such Detrimental Activity, and the Participant shall pay over to the Company, the Ordinary Shares received from such exercise, or, if such Ordinary Shares have been transferred, an amount equal to Fair Market Value of such Ordinary Shares on the date of such exercise, or such other appropriate lesser amount as the Committee may determine in its sole discretion. The foregoing provisions described in subsections (A), (B) and (C) shall cease to apply upon a Change in Control.
(d)Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Share Options may be exercised in whole or in part at any time during the Share Option term, by giving written notice of exercise to the Company (or its designee) specifying the number of Ordinary Shares to be purchased. Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Ordinary Shares are traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Share Options or by payment in full or in part in the form of Ordinary Shares owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Ordinary Shares on the payment date as determined by the Committee in its sole discretion). No Ordinary Shares shall be issued until payment therefor, as provided herein, has been made or provided for. For the avoidance of doubt, the

Company may not use the cash proceeds it receives from Share Option exercises to repurchase Ordinary Shares on the open market for reuse under the Plan.
(e)Non-Transferability of Options. No Share Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Share Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant, or if no rights of the Participant are substantially impaired, thereafter, that a Non-Qualified Share Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Share Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms and conditions of this Plan and the applicable Award agreement. Any Ordinary Shares acquired upon the exercise of a Non-Qualified Share Option by a permissible transferee of a Non-Qualified Share Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Share Option shall be subject to the terms and conditions of this Plan and the applicable Award agreement.
(f)Termination by Death or Disability. Unless otherwise determined by the Committee, in its sole discretion, at the time of grant in an Award agreement, or if no rights of the Participant are substantially impaired, thereafter, if Participant’s Termination is by reason of death or Disability, all Share Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death or incapacity, by the legal representative of the Participant or the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Share Options.
(g)Involuntary Termination Without Cause or Voluntary Termination. Unless otherwise determined by the Committee, in its sole discretion, at grant in an Award agreement, or if no rights of the Participant are substantially impaired, thereafter, if a Participant’s Termination is by involuntary termination without Cause or if a Participant’s Termination is voluntary (other than a voluntary termination described in subsection (h)(y) below), all Share Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Share Options.

(h)Termination for Cause. Unless otherwise determined by the Committee, in its sole discretion, at grant in an Award agreement, or if no rights of the Participant are substantially impaired, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in subsection (g) above) after the occurrence of an event that would be grounds for a Termination for Cause, all Share Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.
(i)Unvested Share Options. Unless otherwise determined by the Committee, in its sole discretion, at grant in an Award agreement, or if no rights of the Participant are substantially impaired, thereafter, Share Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
(j)Incentive Share Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other share option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Share Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Share Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Share Option shall be treated as a Non-Qualified Share Option. Should any provision of this Plan not be necessary in order for the Share Options to qualify as Incentive Share Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.
(k)Form, Modification, and Prohibition on Repricing Share Options. Subject to the terms and conditions and within the limitations of this Plan, Share Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, subject to Section 11.1, modify or extend Share Options granted under this Plan (provided that (x) the rights of a Participant are not substantially impaired or adversely affected without their consent and (y) such action does not subject the Share Options to Section 409A of the Code or otherwise extend the Share Option beyond its stated term). Notwithstanding anything herein to the contrary, and except as permitted pursuant to Section 4.2, an outstanding Option or Appreciation Award may not be modified to reduce the exercise or base price thereof nor may an Option or Appreciation Award be surrendered (when the option or exercise price per share exceeds the Fair Market Value of one share) in exchange for cash or another Award (other than in connection with a Change in Control), unless such action is approved by the shareholders of the Company.
(l)Other Terms and Conditions. Share Option agreements may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall deem appropriate; provided, however, that a Share Option agreement shall not provide for the grant of the same number of Share Options as the number of Ordinary Shares delivered to pay for the exercise price of Options or Ordinary Shares delivered to pay withholding taxes (i.e., “reloads”). The Company shall not grant dividends or dividend equivalents with respect to any Share Option award.
ARTICLE VII
RESTRICTED SHARES
7.1    Awards of Restricted Shares. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine, in its sole discretion, the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Shares shall be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof (if any), and all other terms and conditions of the Awards.
Unless otherwise determined by the Committee, in its sole discretion, at grant, each Award of Restricted Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period after, any vesting of Restricted Shares, the Committee shall direct that all unvested Restricted Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company any Ordinary Shares held by the Participant as a result of the vesting of Restricted Shares, or, if transferred, an amount equal to the Fair Market Value at the time of vesting, of any Restricted Shares which had vested in the period referred to above, or, if such Ordinary Shares have been transferred, an amount equal to Fair Market Value of such Ordinary Shares on the date of such vesting, or such other appropriate lesser amount as the Committee may determine in its sole discretion. The foregoing provision shall cease to apply upon a Change in Control.
The Committee may condition the grant or vesting of Restricted Shares upon the attainment of specified performance criteria (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine in its sole discretion.
7.2    Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Shares shall not have any rights with respect to such Award, unless and until such Participant has complied with the applicable terms and conditions for accepting such Award. Further, such Award shall be subject to the following conditions:
(a)Purchase Price. The purchase price of Restricted Shares, if any, shall be fixed by the Committee. Subject to Section 4.3, the purchase price for Restricted Shares may be zero to the extent permitted by applicable law.

(b)Acceptance. The Committee may require, in its sole discretion, that Awards of Restricted Shares must be accepted within a period of 60 days after the grant date (or such shorter period as the Committee may specify at grant), by executing a Restricted Share Award agreement and by paying the purchase price of Restricted Shares (if any) the Committee has designated thereunder.
(c)Legend. Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares represented hereby are subject to the terms and conditions (including forfeiture) of the NovoCure Limited (the “Company”) 2024 Omnibus Incentive Plan (as amended from time to time, the “Plan”), and an Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file at the principal office of the Company.”
(d)Custody. If share certificates are issued in respect of Restricted Shares, the Committee may require that any share certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Shares, the Participant shall have delivered a duly signed share power, endorsed in blank, relating to the Ordinary Shares covered by such Award.
7.3    Restrictions and Conditions. The Restricted Shares awarded pursuant to this Plan shall be subject to the following restrictions and conditions:
(a)Restriction Period. (i) The Participant shall not be permitted to Transfer Restricted Shares awarded under this Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Share Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the Restricted Shares. Within these limits, based on service, attainment of performance goals pursuant to Section 7.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Share Award and/or waive the deferral limitations for all or any part of any Restricted Share Award.

(b)Performance Goals, Formulae or Standards. If the grant of Restricted Shares or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the performance goals and the applicable vesting percentage of the Restricted Shares applicable to each Participant or class of Participants. Such performance goals may incorporate (provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.
(c)Rights as a Shareholder. Except as otherwise determined by the Committee in its sole discretion, the Participant shall have all of the rights of a holder of Ordinary Shares of the Company with respect to the Restricted Shares, including, without limitation, the right to vote such shares and, subject to and conditioned upon the full vesting of Restricted Shares, the right to receive any dividends and the right to tender such shares, provided the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period with respect to the Restricted Shares. Dividends, dividend equivalents and other distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee in its sole discretion, shall not accrue interest. Such dividends, dividend equivalents and other distributions shall be paid to the Participant in the same form as paid on the Ordinary Shares or such other form as is determined by the Committee in its sole discretion upon the lapse of the restrictions.
(d)Termination. Unless otherwise determined by the Committee, in its sole discretion, at grant or, if no rights of the Participant are substantially impaired, thereafter, subject to the applicable provisions of the Restricted Share Award agreement and this Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.
(e)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, if certificated, the certificates for such shares shall be delivered to the Participant and all legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE VIII
OTHER SHARE-BASED AWARDS

8.1    Other Awards. The Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Ordinary Shares, including but not limited to, Ordinary Shares awarded purely as a bonus and not subject to any restrictions or conditions, Ordinary Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, share appreciation rights, share equivalent units, restricted share units, and Awards valued by reference to book value of Ordinary Shares; provided, however, that any share appreciation rights shall have a base price or strike price that is equal to or in excess of Fair Market Value on the date of grant and shall be subject to the terms and conditions applicable to Share Options as set forth in Section 6.4, as applicable. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.
Subject to the provisions of this Plan, the Committee shall have authority to determine, in its sole discretion, the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of Ordinary Shares to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Ordinary Shares under such Awards upon the completion of a specified Performance Period.
The Committee may condition the grant or vesting of Other Share-Based Awards upon the attainment of specified performance criteria (including the Performance Goals set forth on Exhibit A) or such other factors as the Committee may determine in its sole discretion. If the grant or vesting of an Other Share-Based Award is based on the attainment of performance goals, the Committee shall establish the performance goals for the grant or vesting of such Other Share-Based Awards applicable to each Participant or class of Participants. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.
8.2    Terms and Conditions. Other Share-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:
(a)Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Other Share-Based Awards and any Ordinary Shares subject to Awards made under this Article VIII may not be Transferred prior to the date on which the Ordinary Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
(b)Dividends. The Participant shall have the right to receive any dividends with respect any Ordinary Shares covered by an Other Share-Based Awards, subject to and conditioned upon the full vesting of the Other Share-Based Awards, provided that the payment of dividends with respect to the number of Ordinary Shares covered by an Other Share-Based Awards shall be deferred until, and conditioned upon, the expiration of the applicable vesting period with respect to the Other Share-Based Awards. Dividends, dividend equivalents and other distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee in its sole discretion, shall not accrue interest. Such dividends, dividend equivalents and other distributions shall be paid to the Participant in the same form as paid on the Ordinary Shares or such other form as is determined by the Committee, in its sole discretion, upon the lapse of the restrictions.
(c)Vesting. Any Award under this Article VIII and any Ordinary Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee in its sole discretion. At the expiration of any applicable Performance Period, the Committee shall determine, in its sole discretion, the extent to which the performance goals established pursuant to Section 8.1 are achieved and the portion of each Other Share-Based Award that has been earned. The Committee may, at or after grant, accelerate the vesting of all or any part of any Other Share-Based Award based on service, performance and/or such other factors or criteria, if any, as the Committee may determine in its sole discretion.
(d)Payment. Following the Committee’s determination in accordance with subsection (c) above, Ordinary Shares or, as determined by the Committee in its sole discretion, the cash equivalent of such shares (or a combination thereof) shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or their legal representative, in an amount equal to such individual’s earned Other Share-Based Award. Notwithstanding the foregoing, the Committee may award an amount less than the earned Other Share-Based Award and/or subject the payment of all or part of any Other Share-Based Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.
(e)Detrimental Activity. Unless otherwise determined by the Committee, in its sole discretion, at grant, each Award of Other Share-Based Awards shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period after, any payment or settlement of Other Share-Based Awards, the Committee shall direct (at any time within one year thereafter) that all outstanding Other Share-Based Awards (whether vested or unvested) shall be immediately forfeited to the Company and that the Participant shall pay over to the Company (i) the Ordinary Shares received from the settlement of any Other Share-Based Award, (ii) if Ordinary Shares received from the settlement of such Other Share-Based Award have been transferred, an amount equal to the Fair Market Value of such Ordinary Shares[, or such other lesser appropriate amount as the Committee may determine in its sole discretion, on the date of settlement, or (iii) if such Other Share-Based Award was settled in cash, an amount equal to any amount paid to the Participant from any Other Share-Based Awards, in each case, which had settled in the period referred to above. The foregoing provision shall cease to apply upon a Change in Control.
(f)Price. Ordinary Shares issued on a bonus basis under this Article VIII may be issued for no cash consideration; Ordinary Shares purchased pursuant to a purchase right awarded under this Article VIII shall be priced, as determined by the Committee in its sole discretion.
(g)Termination. Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Award, the Other Share-Based Awards in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

ARTICLE IX
PERFORMANCE-BASED CASH AWARDS
9.1    Performance-Based Cash Awards. Performance-Based Cash Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan. Subject to the provisions of this Plan, the Committee shall have authority to determine, in its sole discretion, the Eligible Employees and Consultants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award. The Committee may also provide for the payment of a dollar amount under a Performance-Based Cash Award upon the completion of a specified Performance Period.
The Committee may condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance criteria (including, the Performance Goals specified in Exhibit A attached hereto).
Subject to Section 9.2(c), for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula as determined by the Committee in its sole discretion based on achievement of performance criteria, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for or any other Participant for that Performance Period or any subsequent Performance Period. At the time the performance criteria are established (as provided in Section 9.2(c)), the Committee may prescribe a formula to be used to determine the maximum and minimum percentages (which may be greater or less than one-hundred percent (100%), as applicable) of an Individual Target Award that may be earned or payable based upon the degree of attainment of the performance criteria during the Performance Period.

Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may elect to pay a Participant an amount that is less or more than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance criteria; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance-Based Cash Award earned based on achievement of the applicable performance criteria shall be permitted for any Performance Period in which a Change in Control occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance-Based Cash Awards for the prior Performance Periods have not been paid by the time of the Change in Control, with regard to individuals who were Participants at the time of the Change in Control.
9.2    Terms and Conditions. Performance-Based Cash Awards made pursuant to this Article IX shall be subject to the following terms and conditions:
(a)Committee Certification. At the expiration of the applicable Performance Period, the Committee shall determine, in its sole discretion, the extent to which the performance criteria are achieved and, if applicable, the percentage of the Participant’s Individual Target Award that has been vested and earned.
(b)Performance Goals, Formulae or Standards. The Committee shall establish the performance criteria for the earning of Performance-Based Cash Awards based on a Performance Period applicable to each Participant or class of Participants. Such performance criteria may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.
(c)Payment. Following the Committee’s determination, in its sole discretion, and certification in accordance with subsection (a) above, the Performance-Based Cash Award amount shall be paid to the Eligible Employee or their legal representative, in accordance with the terms and conditions set forth in Performance-Based Cash Award agreement, but in no event, except as provided in the next sentence, shall such amount be paid by no later than the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends; or (ii) two and one-half (2½) months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends (or, if later, the year in which the Award is earned). Notwithstanding the foregoing, the Committee may place such conditions on the payment of the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine, in its sole discretion, and prior to the beginning of a Performance Period the Committee may (x) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (y) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award. To the extent applicable, any deferral under this Section 9.2(c) shall be made in a manner intended to comply with or be exempt from the applicable requirements of Section 409A of the Code. Notwithstanding the foregoing, the Committee may award an amount less or more than the amount which otherwise would be payable pursuant to the Performance-Based Cash Award under the applicable Award agreement based on the level of attainment of the performance goals actually achieved.
(d)Termination. Unless otherwise determined by the Committee in its sole discretion, no Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a Termination prior to the date such Performance-Based Cash Award is paid.

ARTICLE X
CHANGE IN CONTROL PROVISIONS
10.1    Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award agreement or in Section 13.14(a)(ii) of the Plan, a Participant’s unvested Award shall not vest and a Participant’s Award (or any part thereof) shall be treated in accordance with one or more of the following methods as determined by the Committee in its sole discretion:
(a)Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion, and restrictions to which any Restricted Shares or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Shares or other Award shall, where appropriate, receive the same distribution as other Ordinary Shares on such terms as determined by the Committee in its sole discretion; provided that, the Committee may decide to award additional Restricted Shares or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Share Options, any assumed or substituted Share Option shall be structured in a manner intended to comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendments thereto).
(b)The Committee may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash or other property equal to the Change in Control Price (as defined below) per share of Ordinary Shares covered by such Awards), less, in the case of an Appreciation Award, the exercise price per Ordinary Share covered by such Award. For purposes of this Section 10.1, the “Change in Control Price” shall mean the price per Ordinary Share paid in the Change in Control transaction, subject to adjustment as determined by the Committee, in its sole discretion, for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price after the consummation of such Change in Control, but in no event less than the fair market value, as determined in the sole discretion of the Committee.
(c)The Committee may provide for the cancellation of any Appreciation Awards without payment if the Change in Control Price per Ordinary Share covered by such Appreciation Awards is less than the exercise price per share of such Appreciation Awards.
(d)Notwithstanding anything else herein, the Committee may provide for accelerated vesting or lapse of restrictions, of an Award at any time.
10.2    Change in Control. Unless otherwise determined by the Committee, in its sole discretion, in the applicable Award agreement or other written agreement approved by the Committee, and subject to Section 13.14(a)(ii), a “Change in Control” shall be deemed to occur if (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Ordinary Shares), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) at any time, individuals who as of the Effective Date constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this section or a director initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (the “Required Approval”) of the directors then still in office who either were directors as of the Effective Date or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the shareholders of the Company).

ARTICLE XI
TERMINATION OR AMENDMENT OF PLAN
11.1    Termination or Amendment. Notwithstanding any other provision of this Plan, the Board or the Committee, to the extent permitted by law), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary or advisable to comply with any regulatory requirement referred to in Article XIII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be substantially impaired without the consent of such Participant and, provided further, without the approval of the holders of the Company’s Ordinary Shares entitled to vote in accordance with applicable law, no amendment may be made which would (i) increase the aggregate number of Ordinary Shares that may be issued under this Plan (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under this Plan; (iii) modify the prohibition on repricing as set forth in Section 6.4; or (iv) require shareholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall substantially impair the rights of any holder without the holder’s consent.
Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law. Nothing in the Plan is intended to provide a guarantee of particular tax treatment to any Participant.

ARTICLE XII
UNFUNDED PLAN
12.1    Unfunded Status of Plan. This Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS
13.1    Legend. The Committee may require each person receiving Ordinary Shares pursuant to a Share Option or other Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request. In addition to any legend required by this Plan, the certificates and/or book entry accounts for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.
All certificates and/or book entry accounts for Ordinary Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Ordinary Shares are then listed or any national automated quotation system on which the Ordinary Shares are then quoted, any applicable national or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If necessary or advisable in order to prevent a violation of applicable securities laws or to avoid the imposition of public company reporting requirements, then, notwithstanding anything herein to the contrary, any share-settled Awards under the Plan shall be paid in cash in an amount equal to the Fair Market Value of the Ordinary Shares otherwise payable in connection with the settlement of such Awards.
13.2    Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
13.3    No Right to Employment/Directorship/Consultancy. Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate their employment, consultancy or directorship at any time.
13.4    Withholding of Taxes. The Company and its Affiliates, if applicable, shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Ordinary Shares or the payment of any cash hereunder, payment by the Participant of, any national, state or local taxes required by law to be withheld. Upon vesting of Restricted Shares (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation (or up to such other withholding rate that will not cause an adverse accounting consequence or cost) with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of Ordinary Shares otherwise deliverable or by delivering Ordinary Shares already owned. Any fraction of an Ordinary Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

13.5    No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
13.6    Listing and Other Conditions.
(a)Unless otherwise determined by the Committee in its sole discretion, as long as the Ordinary Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Ordinary Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.
(b)If at any time counsel to the Company shall be of the opinion that any offer or sale of Ordinary Shares pursuant to an Award is or may be unlawful or prohibited, or will or may result in the imposition of excise taxes on the Company, under the statutes, rules or regulations of any applicable jurisdiction or under the rules of the national securities exchange or quotation system on which the Ordinary Shares then are listed, the Company shall have no obligation to make such offer or sale, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to the Ordinary Shares or Awards, and the right to exercise any Share Option or Appreciation Award shall be suspended until, in the opinion of said counsel, such offer or sale shall be lawful, permitted or will not result in the imposition of excise taxes on the Company.
(c)Upon termination of any period of suspension under this Section 13.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
(d)A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
13.7    Governing Law. This Plan and actions taken in connection herewith shall be governed by and construed in accordance with the internal laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws); provided, that the terms and conditions of this Plan shall be limited to the extent required by the Companies (Jersey) Law 1991, as amended, or other applicable laws of Jersey, Channel Islands, and the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with the Companies (Jersey) Law 1991, as amended, and other applicable laws of Jersey, Channel Islands.
13.8    Construction. Wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
13.9    Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
13.10    Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Ordinary Shares pursuant to any Awards hereunder.
13.11    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same.
13.12    Death/Disability. The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary or advisable to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.
13.13    Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving Ordinary Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of this Plan and the transaction of business thereunder.
13.14    Section 409A of the Code; Section 457A of the Code.
(a)Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner that will comply with or be exempt from Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code

Section 409A or this Section 13.14(a). Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:
(i)A Termination of Employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (the “Delay Period”). All payments delayed pursuant to this Section 13.14(a)(i) shall be paid to the Participant on the first business day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.
(ii)With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, the settlement of such Award shall not occur until the earliest of (1) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (2) the date such Award would otherwise be settled pursuant to the terms of the applicable Award agreement and (3) the Participant’s “separation of service” within the meaning of Section 409A of the Code, subject to Section 13.14(a)(i).
(iii)For purposes of Code Section 409A, a Participant’s right to receive any installment payments under the Plan and/or pursuant to an

Award agreement thereunder shall be treated as a right to receive a series of separate and distinct payments.
(iv)Whenever a payment under the Plan and/or pursuant to an Award agreement thereunder specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
(b)Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 457A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 457A of the Code (a “Section 457A Covered Award”), it shall be paid in a manner that will comply with or be exempt from Section 457A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 457A or any damages for failing to comply with Code Section 457A or this Section 13.14(b). Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 457A Covered Awards:
(i)to the extent required by law, upon the Section 457A Covered Awards ceasing to be subject to a substantial risk of forfeiture (within the meaning of Code Section 457A), the applicable amount under Section 457A Awards shall be recognized as taxable income to the Participant as of December 31 of the calendar year in which there ceases to be a substantial risk of forfeiture; and
(ii)in the event that the Participant fails to satisfy any condition that would otherwise be applicable under the Plan (but for the application of this Section 13.14(b)) with regard to the vesting and/or payment of any Section 457A Covered Award, then any Section 457A Covered Award will be immediately forfeited and cancelled and will not be paid to the Participant.
13.15    Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
13.16    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.17    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
13.18    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
13.19    Recoupment. In addition to the recoupment provisions set forth herein relating to Detrimental Activity, all Awards granted or other compensation paid by the Company under this Plan, including any Ordinary Shares or cash payment issued under any Award hereunder, are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or any policy otherwise required by law, as well as any such policies required by the Sarbanes-Oxley Act and/or the rules of any national securities exchange on which the Ordinary Shares are then traded.
13.20    Reformation. If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.
13.21    Electronic Communications. Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of a Share Option or Other Share-Based Award, or other document or notice required or permitted by this Plan or an Award under the Plan that is required to be delivered in writing may, to the extent determined by the Committee in its sole discretion and to the extent permitted by the Company’s Articles of Association, be delivered and accepted electronically. Signatures may also be electronic. The term “written agreement” as used in the Plan shall include any such document that it is delivered and/or accepted electronically in accordance with the previous sentence.
13.22    Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any underwritten public offering of the Ordinary Shares (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Ordinary Shares or any securities convertible into, derivative of, or exchangeable or exercisable for Ordinary Shares, or any other rights to purchase or acquire Ordinary Shares (except Ordinary Shares included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Ordinary Shares acquired pursuant to an Award until the end of such Lock-up Period.

ARTICLE XIV
EFFECTIVE DATE OF PLAN
The Plan was originally adopted by the Board in its resolution adopting the Plan on April 4, 2024, subject to shareholder approval of the Plan in accordance with the requirements of the laws of the Jersey, Channel Islands. The Plan was approved by the shareholders of the Company on [June 5, 2024] (the “Effective Date”).

ARTICLE XV
TERM OF PLAN
No Incentive Share Option may be granted on or after the tenth anniversary of the date the Plan is adopted by the Board. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date , provided that Awards granted prior to such tenth anniversary may extend beyond that date in accordance with the terms of the Plan.

ARTICLE XVI
NAME OF PLAN
This Plan shall be known as “The NovoCure Limited 2024 Omnibus Incentive Plan.”

EXHIBIT A
PERFORMANCE GOALS
Performance goals established for purposes of the grant and/or vesting of performance-based Awards of Restricted Shares, Other Share-Based Awards and/or Performance-Based Cash Awards may be based on one or more of the following performance goals (“Performance Goals”):
(1)enterprise value or value creation targets of the Company;
(2)income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;
(3)cash flow, including, but not limited to, from operations or free cash flow;
(4)specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, or other capital structure improvements, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;
(5)net sales, revenues, net income or earnings before income tax or other exclusions of the Company;
(6)operating margin; return on operating revenue or return on operating profit;
(7)return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;
(8)market capitalization, earnings per share, fair market value of the shares of the Company’s Ordinary Shares, franchise value (net of debt), economic value added;
(9)total shareholder return or growth in total shareholder return (with or without dividend reinvestment);
(10)proprietary investment results;
(11)estimated market share;
(12)expense management/control or reduction (including without limitation, compensation and benefits expense);
(13)customer satisfaction measures;
(14)technological improvements/implementation, new product innovation and delivery system improvements;
(15)research and development, pre-clinical and clinical trial results and FDA or other regulatory approvals;
(16)collections and reimbursement recoveries;
(17)property/asset purchases;

(18)litigation and regulatory resolution/implementation goals;
(19)leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);
(20)risk management/implementation;
(21)development and implementation of strategic plans and/or organizational restructuring goals;
(22)development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management; and succession planning goals;
(23)employee satisfaction or staff development;
(24)formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or to enhance its customer base;
(25)completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the shares or assets of the Company; or
(26)any other goals established by the Committee, whether or not listed herein.
All Performance Goals may be based upon the attainment of specified levels of the Company (or affiliate, subsidiary, division, other operational unit, business segment or administrative department of the Company or any of its affiliates) performance under one or more of the measures described above and may be measured relative to the performance of other corporations (or an affiliate, subsidiary, division, other operational unit, business segment or administrative department of another corporation). Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both. The Committee may: adjust, modify or amend the aforementioned business criteria.
Any performance goals that are financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. In determining performance outcomes, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including but not limited to (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.